As filed with the Securities and Exchange Commission on January 17, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	27-1739487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900
Dallas, Texas 75201
(214) 871-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan W. Barksdale
Chief Executive Officer
2515 McKinney Avenue, Suite 900
Dallas, Texas 75201
(214) 871-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVries
Yuki P. Whitmire
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
(214) 969-2800
(214) 969-4343 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum offering price per unit(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Common Stock, par value $0.00001 per share
Preferred Stock, par value $0.0001 per share
Warrants
Debt Securities(5)
Total	$150,000,000	100%	$150,000,000	$20,460

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(3)	The registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $150.0 million, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $150.0 million, less the aggregate dollar amount of all securities previously issued hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 17, 2013

Prospectus

Red Mountain Resources, Inc.

$150,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer, from time to time, in one or more offerings at prices and on terms that will be determined at the time of any such offering, up to $150.0 million in aggregate initial offering price of common stock, preferred stock, warrants or debt securities, which may be offered separately, together or as units with any such other securities. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and the terms of the related offering. You should carefully read this prospectus, any prospectus supplement and the documents incorporated by reference before you make your investment decision.

We may sell our securities to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sales, you should refer to the section of this prospectus entitled “Plan of Distribution.” If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth the names of the underwriters and any applicable commission or discounts. We may also sell securities directly to investors.

Our common stock is quoted on the OTCBB under the symbol “RDMP.” On January 16, 2013, the closing price of our common stock on the OTCBB was $0.85 per share.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” referred to on page 3 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [•], 2013.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $150.0 million. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and the terms of the related offering. You should carefully read both this prospectus and any prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

You should assume that the information appearing in this prospectus and in any prospectus supplement is only accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, all references in this prospectus to “Red Mountain,” the “Company,” “we,” “our” and “us” refer to Red Mountain Resources, Inc. and its subsidiaries on a consolidated basis.

RED MOUNTAIN RESOURCES, INC.

Red Mountain Resources, Inc. is a growth-oriented energy company engaged in the acquisition, development and exploration of oil and natural gas properties in established basins with demonstrable prolific producing zones. Currently, we have established acreage positions and production primarily in the Permian Basin of West Texas and Southeast New Mexico and the onshore Gulf Coast of Texas. Our focus is to grow production and reserves by acquiring and developing an inventory of long-life, low risk drilling opportunities in and around producing oil and natural gas properties.

Our principal executive office is located at 2515 McKinney Avenue, Suite 900, Dallas, Texas 75201. Our telephone number is (214) 871-0400. Our website address is www.redmountainresources.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our common stock could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are “forward-looking statements” and are prospective. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “understand,” or similar expressions and the negative of such words and expressions, although not all forward-looking statements contain such words or expressions.

Forward-looking statements are only predictions and are not guarantees of performance. These statements generally relate to our plans, objectives and expectations for future operations and are based on management’s current beliefs and assumptions, which in turn are based on its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. Although we believe that the plans, objectives and expectations reflected in or suggested by the forward-looking statements are reasonable, there can be no assurance that actual results will not differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements also involve risks and uncertainties. Many of these risks and uncertainties are beyond our ability to control or predict and could cause results to differ materially from the results discussed in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:

•	our ability to raise additional capital to fund future capital expenditures;
•	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop and produce our oil and natural gas properties;
•	declines or volatility in the prices we receive for our oil and natural gas;
•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;
•	risks associated with drilling, including completion risks, cost overruns and the drilling of non-economic wells or dry holes;
•	uncertainties associated with estimates of proved oil and natural gas reserves;
•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;
•	risks and liabilities associated with acquired companies and properties;
•	risks related to integration of acquired companies and properties;
•	potential defects in title to our properties;
•	cost and availability of drilling rigs, equipment, supplies, personnel and oilfield services;
•	geological concentration of our reserves;
•	environmental or other governmental regulations, including legislation of hydraulic fracture stimulation;
•	our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;
•	exploration and development risks;
•	management’s ability to execute our plans to meet our goals;
•	our ability to retain key members of our management team;
•	weather conditions;
•	actions or inactions of third-party operators of our properties;
•	costs and liabilities associated with environmental, health and safety laws;
•	our ability to find and retain highly skilled personnel;

•	operating hazards attendant to the oil and natural gas business;
•	competition in the oil and natural gas industry; and
•	the other factors discussed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2012, and may be identified in our Quarterly Reports on Form 10-Q and our other filings with the SEC and/or press releases from time to time.

Forward-looking statements speak only as of the date hereof. All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended November 30, 2012	Fiscal Year Ended May 31,
		2012	2011	2010
Ratio of earnings to fixed charges(1)	(2)	(2)	13.3x	(3)

(1)	For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income (loss) before income taxes and before adjustment for income or loss from equity investees plus fixed charges. “Fixed charges” includes interest expense, capitalized interest and the portion of rental expense that management believes is representative of the interest component of rental expense.
(2)	For these periods, earnings were insufficient to cover fixed charges. The amount of the coverage deficiencies were $6,947 and $12,432 for the six months ended November 30, 2012 and the fiscal year ended May 31, 2012.
(3)	The Company commenced operations on June 1, 2010 with the purchase of two separate oil and natural gas fields. As a result, no ratio is presented for the fiscal year ended May 31, 2010 or prior periods.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include an increase in working capital, the repayment or refinancing of outstanding indebtedness and the acquisition of assets or businesses. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of the Florida Business Corporation Act (the “Florida Act”).

Common Stock

Our articles of incorporation authorizes us to issue 500,000,000 shares of common stock, par value $0.00001 per share. As of December 31, 2012, we had approximately 100,752,650 shares of common stock outstanding. Our common stock is quoted on the OTCBB under the symbol “RDMP.”

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our shareholders. Holders of our common stock are not entitled to cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our articles of incorporation permit our board of directors to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, and to establish by resolution one or more series of preferred stock and the powers, designations, preferences and participating, optional or other special rights of each series or classes of preferred stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series but not below the number of shares then outstanding. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock, and may have the effect of delaying, deferring or preventing a change of control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. Preferred stock could have preferences over common stock with respect to liquidation rights or dividends. None of our preferred stock is currently outstanding.

Florida Anti-Takeover Provisions

Certain provisions of the Florida Act could make our acquisition by a third party or a similar change of control more difficult. The “control share” provision and the “affiliated transaction” provision are anti-takeover provisions under Florida law that apply to public corporations organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or by-laws. We have elected to opt out of the “affiliated transaction” provision, but have not elected to opt out of the “control share” provision, although such provision may not be applicable to us or to a specific transaction if certain conditions are not met. The Florida Act contains a “control share” provision that, when applicable, generally prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) a majority or more of such voting power. However, the acquisition of a publicly-held Florida corporation’s shares is not deemed to be a control-share acquisition if it is either (i) approved by such corporation’s board of directors, or (ii) made pursuant to a merger agreement to which such Florida corporation is a party.

Director and Officer Indemnity

The Florida Act and our by-laws permit us to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Florida Act and our by-laws permit us to indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the Florida Act and our by-laws provide that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

The Florida Act and our by-laws permit us to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Florida Act and our by-laws prohibit indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the Company in the case of a suit by the Company or in a derivative suit by a stockholder or in a suit by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the Florida Act.

In accordance with our articles of incorporation, we shall, to the fullest extent permitted by the Florida Act, indemnify or advance expenses to any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company; or (iii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. In addition, our articles of incorporation provide that, unless otherwise expressly prohibited by the Florida Act, and except as otherwise provided in the previous sentence, our board of directors shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify each of its directors and officers to the fullest extent permitted by law. The bylaws further provide that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. In this regard, the Company has entered into separate indemnity agreements with each of its directors and officers to provide additional indemnification rights and protections to those persons. The Company maintains directors’ and officers’ liability insurance covering its directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy. There is no assurance that the Company will maintain liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc., located at 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, and its telephone number is (610) 649-7300.

DESCRIPTION OF WARRANTS

The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete.

We may issue warrants, including warrants to purchase common stock, preferred stock and debt securities. Warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

We will describe in the applicable prospectus supplement, the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;
•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrants;
•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the number, designation and terms of the underlying warrant securities issuable upon exercise of such warrants;
•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;
•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;
•	if applicable, any anti-dilutive rights of such warrants;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of material U.S. federal income tax considerations applicable to the warrants; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. If there are any differences between the prospectus supplement relating to a particular series of debt securities and this prospectus, the prospectus supplement will control with respect to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given to them in these documents.

Any senior debt securities will be issued under a senior indenture to be entered into among us and the trustee named in the senior indenture, also referred to as the “senior trustee.” Any subordinated debt securities will be issued under a subordinated indenture to be entered into among us and the trustee named in the subordinated indenture, also referred to as the “subordinated trustee.” As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture, as applicable. The form of each indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Both indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this prospectus, the term “trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

In this summary description of debt securities, all references to “we,” “us,” “our” and the “Company” refer solely to Red Mountain Resources, Inc. and not to any of its subsidiaries.

We currently conduct substantially all of our operations through our subsidiaries, and the holders of debt securities (whether senior debt securities or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries.

The following summaries of some material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this prospectus of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

General

The indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. The particular terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officers’ certificate or established by a supplemental indenture. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.

In particular, each prospectus supplement will describe the following terms relating to a series of debt securities:

•	the title and aggregate principal amount of the debt securities;
•	in the case of any subordinated debt securities, any change from the subordinated indenture to the subordination provisions or the definition of senior indebtedness that applies to the debt securities of such series;
•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;
•	any provisions granting special rights to you when a specified event occurs;
•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form and, in such case, the identity for the depositary for such series and if in global form whether beneficial owners of interests in any such global security may exchange such interests for securities of such series, and the form of legend or legends that shall be borne by any such global security;
•	the person to whom any interest payable on a debt security shall be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such payment;
•	the manner in which any interest payable on a temporary global security on any interest payment date will be paid, if other than in the manner provided in the indenture;
•	the maturity date(s) of the debt securities;
•	the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record date(s) for interest payment date(s) or the method for determining the record date(s);
•	the place(s) where payments with respect to the debt securities shall be payable;
•	the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;
•	the date(s), if any, on which, and the price(s) at which, if applicable, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at your option to purchase in whole or in part, the series of debt securities and other related terms and provisions;
•	the denominations and currency in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	any mandatory or optional sinking fund or similar provisions respecting the debt securities;
•	the currency or currency units in which payment of the principal of, premium, if any, and interest on the debt securities shall be payable;
•	if the amount of payments of principal of (and premium, if any), and any interest on, the debt securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;
•	if other than the entire principal amount, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity of a series of debt securities in case of an event of default under the indenture;
•	any additional means of satisfaction and discharge, and any additional conditions to discharge, of the indenture;
•	if the debt securities of the series are to be convertible into or exchangeable for our common stock (or cash in lieu thereof), preferred stock, other debt securities (including other debt securities issued under the indenture), warrants or any other securities at our or the holder of debt securities’ option or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;
•	whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax or other regulatory purposes and whether we can redeem the debt securities rather than pay these additional amounts;
•	any addition to, or modification or deletion of, any definition, any event of default or any covenant specified in the applicable indenture and supplemental indenture with respect to the debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and
•	any other terms of the debt securities.

Further, each prospectus supplement will describe the supplemental indenture provisions that amend the indenture without the consent of the holders of debt securities where such amendment is not specifically permitted under the indenture without such consent; provided, however, that any such amendment (i) shall neither (a) apply to any debt security of any series created prior to the execution of such supplemental indenture nor (b) modify the rights of the holders of any such debt security or (ii) shall become effective only when there is no such debt security outstanding.

The debt securities may be issued as original issue discount securities as described in a prospectus supplement. An original issue discount security is a debt security, including any zero coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and
•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

Material United States federal income tax considerations applicable to debt securities sold as an original issue discount security will be described in the applicable prospectus supplement. In addition, material United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Unless otherwise specified in a supplemental indenture, under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without your consent, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities.

Conversion or Exchange of Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities or warrants will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at your option, or at our option, and may include provisions pursuant to which the number of shares of common stock or preferred stock, other debt securities or warrants to be received by you and other holders of such series of debt securities would be subject to adjustment.

No Protection in the Event of Change of Control

The indentures do not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger or Sale

Unless otherwise specified in the prospectus supplement, we may not merge, consolidate or amalgamate with or into any other person, or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our assets to, any person (a “successor Person”), unless:

•	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;
•	immediately before and after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and
•	other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable indenture with the same effect as if it had been an original party to such indenture, and, except in the case of a lease, we will be relieved from any further obligations under such indenture and the debt securities.

Events of Default under the Indentures

Unless otherwise specified in a supplemental indenture, an event of default typically will occur under the indentures with respect to any series of debt securities issued upon:

•	failure to pay interest and any additional amounts (other than principal and premium, if any) on the debt securities when due if such failure continues for 30 consecutive days and the time for payment has not been extended or deferred;
•	failure to pay the principal or premium of the debt securities, if any, when due;
•	failure to deposit any sinking fund payment, when due, for any debt security if such failure continues for 30 days and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;
•	failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, if such failure continues for 90 days after we receive notice from a trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;
•	if the debt securities are convertible into common stock, preferred stock, other debt securities or warrants, failure by us to deliver common stock or the other securities when you and other holders of the debt securities elect to convert the debt securities into common stock or other securities; and
•	particular events of bankruptcy, insolvency, or reorganization.

The supplemental indentures or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

Subject to the provisions of the supplemental indentures, an event of default for a particular series of debt securities may, but does not necessarily, constitute an event of default for any other series of debt securities.

Unless otherwise specified in a supplemental indenture, if an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

Subject to the provisions of the supplemental indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on, or any additional amounts with respect to, the debt securities. Any such waiver shall cure such default or event of default.

Subject to the provisions of the supplemental indentures, in the case of any series of subordinated debt securities, the amounts collected by a trustee from us as a result of an event of default must first be applied towards any amounts due to the trustee and then to the payment of any senior series of debt securities before being paid to holders of such series of subordinated debt securities.

Subject to the terms of the supplemental indentures, if an event of default under an indenture shall occur and be continuing, the trustee named in such indenture will be under no obligation to exercise any of its rights or powers under such indenture at your request or direction or that of any other holders of the applicable series of debt securities, unless you or such holders have offered the trustee indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;
•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction;
•	such holders have offered the trustee indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities to be incurred in compliance with such direction; and
•	subject to its duties under the Trust Indenture Act of 1939, as amended, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

Subject to the terms of the supplemental indentures, as a holder of the debt securities of any series, you will only have the right to institute a proceeding or to appoint a receiver or trustee, or to seek other remedies if:

•	you have given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered the trustee indemnity reasonably satisfactory to it to institute such proceedings as trustee; and
•	the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer. These limitations do not apply to a suit instituted by you if we default in the payment of the principal, premium, if any, or interest on, your debt securities.

Subject to the terms of the supplemental indentures, we will periodically file statements with the trustee regarding our compliance with all of the conditions and covenants in the indentures.

Modification and Waiver

We and a trustee may change an indenture, or waive compliance in a particular instance by us with any provision of the indenture, without your consent with respect to specific matters, including:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption by a successor person of our obligations under such indenture;
•	to add guarantees with respect to debt securities;

•	to add to the covenants for the benefit of the holders of all, or a specific series, of the debt securities;
•	to add additional events of default with respect to all, or a specific series, of the debt securities;
•	add to, change or eliminate any of the provisions of such indenture; provided, however that any such addition, change or elimination (i) shall neither (a) apply to any debt security of any series created prior to such addition, change or elimination nor (b) modify the rights of the holders of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;
•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with the terms of the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect;
•	evidence and provide for the appointment of a successor trustee and to add to or change any of the provisions to facilitate the administration of trusts under an indenture by more than one trustee;
•	to secure the debt securities;
•	to surrender any right or power conferred to us under the indenture;
•	to make a change that does not materially adversely affect your rights as a holder of debt securities of any series; or
•	to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act of 1939, as amended; or
•	in the case of any subordinated debt security, make any change to the subordination provisions that limits or terminates the benefits applicable to any holder of our senior indebtedness.

In addition, under the indentures, but subject to the terms of the supplemental indenture, your rights as a holder of a series of debt securities may be changed, or compliance in a particular instance by us with any provision of the indenture may be waived, by us and a trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes or waivers may only be made with the consent of each holder of any outstanding debt securities affected:

•	change the stated maturity of the principal of, or any installment of principal of, interest on or any additional amounts with respect to, such series of debt securities;
•	reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;
•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;
•	change the place where principal or interest under the debt securities is payable;
•	a change in the currency in which any debt security or any premium or interest is payable;
•	impair the right to enforce any payment on or with respect to, or any conversion right with respect to, any debt security;
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or
•	modify any of the above provisions.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indentures, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indentures. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof. Subject to the terms of the supplemental indentures, the indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository we name and identify in a prospectus supplement with respect to such series.

At your option, subject to the terms of the supplemental indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the supplemental indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Subject to the terms of the supplemental indentures, if the debt securities of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning Trustees

A trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. A trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of a trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect with respect to the debt securities of any series issued thereunder, when:

(1)	either (A) all outstanding debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation, (B) with respect to all outstanding debt securities of such series that have not been delivered to the trustee for cancellation, we have deposited or caused to be deposited with the trustee as trust funds, under the terms of an irrevocable escrow agreement in form and substance satisfactory to the trustee, money or United States government obligations sufficient to pay and discharge (with such delivery in trust to be for the stated purpose of paying and discharging) the entire indebtedness on all outstanding debt securities of such series not theretofore delivered to the trustee for cancellation for principal (and premium and additional amounts, if any)

and interest to the stated maturity or any redemption date, as the case may be or (C) we have properly fulfilled such other means of satisfaction and discharge as is specified to be applicable to the debt securities of such series;
(2)	we have paid or caused to be paid all other sums payable hereunder by us with respect to the outstanding debt securities of such series;
(3)	we have complied with any other conditions to be applicable to the discharge of the debt securities of such series;
(4)	we have delivered to the trustee an officers’ certificate and an opinion of our legal counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of such indenture with respect to the outstanding debt securities of such series have been complied with; and
(5)	if the conditions set forth in (1)(A) have not been satisfied, and unless otherwise specified in such indenture, we have delivered to the trustee an opinion of our legal counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred.

Legal Defeasance and Covenant Defeasance

We at any time may terminate all of our obligations under the indenture and any applicable supplemental indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to replace mutilated, destroyed, lost or stolen certificates representing the debt securities and to maintain a registrar and paying agent in respect of the debt securities. Additionally, we at any time may terminate certain covenants under the indenture or any supplemental indenture (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option, payment of the debt securities may not be accelerated because of an event of default with respect to the indenture or a supplemental indenture. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of an event of default relating to the terminated covenants.

The legal defeasance option or the covenant defeasance option with respect to a series of debt securities may be exercised only if:

•	we irrevocably deposit in trust with the trustee money or United States government obligations for the payment of principal of, premium, if any, and interest on, and any additional amounts with respect to, such debt securities to maturity or redemption, as the case may be;
•	we deliver to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any and interest when due and without reinvestment on the deposited United States government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all such debt securities to maturity or redemption, as the case may be;
•	91 days pass after the deposit is made and during the 91-day period we are not in default under the indenture as a result of the initiation of a bankruptcy or similar proceeding with respect to us or any other person or entity making such deposit which is continuing at the end of the period;
•	no event of default has occurred and is continuing on the date of such deposit and after giving effect to such deposit;
•	such deposit does not constitute a default under any other agreement or instrument binding on us;

•	we deliver to the trustee an opinion of our legal counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
•	in the case of the legal defeasance option, we deliver to the trustee an opinion of our legal counsel stating that:
º	we have received from the Internal Revenue Service a ruling, or
º	since the date of the indenture there has been a change in the applicable federal income tax law, to the effect,

in either case, that, and based thereon such opinion of our legal counsel shall confirm that, the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance has not occurred;

•	in the case of the covenant defeasance option, we deliver to the trustee an opinion of our legal counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
•	we deliver to the trustee an officers’ certificate and an opinion of our legal counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance of the debt securities have been complied with as required by the applicable indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except for conflicts of laws provisions and to the extent that the Trust Indenture Act of 1939, as amended, shall be applicable.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, including the senior debt securities, and it may also be senior in right of payment to all of our other subordinated debt. The indenture supplement relating to any series of subordinated debt securities will include the subordination provisions of such series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;
•	the applicability and effect of such provisions in the event of specified defaults with respect to any senior indebtedness, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities;
•	the definition of senior indebtedness applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series; and
•	any changes to the subordination provisions of the indenture that we make without the consent of the holders of debt securities and which changes are not specifically permitted under the indenture without such consent; provided that such changes shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such change.

The indenture supplement will also describe as of a recent date the approximate amount of senior indebtedness to which the subordinated debt securities of such series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the applicable supplemental indenture will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “— Legal Defeasance and Covenant Defeasance.”

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent (such as the consummation of refinancings or acquisitions, whether of the Company or by the Company).

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be given by mail to the addresses of such Holders as they may appear in the Security Register. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions:

•	directly to purchasers;
•	through agents;
•	to or through underwriters or dealers; or
•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is quoted on the OTCBB. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP will issue an opinion about certain legal matters with respect to the enforceability of debt securities and warrants for us. Certain matters relating to Florida law regarding the validity of our common stock and preferred stock will be passed on by Carlton Fields, P.A. In connection with any particular offering of the securities in the future, the validity of those securities may be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Carlton Fields, P.A. or such other counsel as may be specified in the applicable prospectus supplement. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements as of May 31, 2012 and for the year then ended have been incorporated herein by reference to our Annual Report on Form 10-K in reliance upon the report of Hein & Associates LLP, independent registered public accounting firm, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s ability to continue as a going concern) also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements as of May 31, 2011 and for the year then ended have been incorporated herein by reference to our Annual Report on Form 10-K in reliance upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT PETROLEUM ENGINEERS

Certain estimates of our oil and natural gas reserves that are incorporated by reference in this prospectus were based in part upon engineering reports prepared by independent petroleum engineers Forrest A. Garb & Associates, Inc. and Lee Engineering. These estimates are incorporated by reference in this prospectus in reliance upon the authority of said firms as experts in such matters.

MATERIAL CHANGES

There have been no material changes to us since May 31, 2012 that have not been described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, excluding any disclosures therein that are furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed on September 13, 2012;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012, filed on October 15, 2012, as amended by Amendment No. 1 on Form 10-Q/A filed on November 8, 2012;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2012, filed on January 14, 2013;
•	Current Report on Form 8-K dated December 24, 2012, and filed on December 31, 2012;
•	Current Report on Form 8-K dated December 10, 2012, and filed on December 14, 2012;
•	Current Report on Form 8-K dated November 30, 2012, and filed on November 30, 2012;
•	Current Report on Form 8-K dated November 16, 2012, and filed on November 16, 2012;
•	Current Report on Form 8-K dated November 14, 2012, and filed on November 14, 2012;
•	Current Report on Form 8-K dated November 6, 2012, and filed on November 13, 2012;
•	Current Report on Form 8-K dated October 30, 2012, and filed on November 2, 2012;
•	Current Report on Form 8-K dated October 18, 2012, and filed on October 29, 2012;
•	Current Report on Form 8-K dated October 19, 2012, and filed on October 19, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on November 7, 2012 and Amendment No. 2 to Form 8-K/A filed on January 15, 2013;
•	Current Report on Form 8-K dated September 7, 2012, and filed on September 7, 2012;
•	Current Report on Form 8-K dated August 28, 2012, and filed on August 29, 2012;
•	Current Report on Form 8-K dated August 10, 2012, and filed on August 13, 2012;
•	Current Report on Form 8-K dated July 25, 2012, and filed on July 30, 2012;
•	Current Report on Form 8-K dated July 19, 2012, and filed on July 25, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on August 16, 2012;
•	Current Report on Form 8-K dated June 30, 2012, and filed on July 3, 2012;
•	Amendment No. 1 on Form 8-K/A filed on June 21, 2012 to the Current Report on Form 8-K dated August 30, 2011;
•	Amendment No. 5 on Form 8-K/A filed on June 21, 2012, and Amendment No. 6 on Form 8-K/A filed on September 14, 2012, to the Current Report on Form 8-K dated May 26, 2011;
•	Current Report on Form 8-K dated June 13, 2012, and filed on June 18, 2012; and
•	The description of our common stock, which is contained in our registration statement on Form 8-A filed with the SEC on September 22, 2011, as updated or amended in any amendment or report filed for such purpose.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in any such documents), at no cost. Any person requesting such information can contact us at the address and telephone phone number indicated below:

Red Mountain Resources, Inc.
2515 McKinney Avenue, Suite 900
Dallas, Texas 75201
Attention: Chief Executive Officer
Telephone (214) 871-0400

Our incorporated reports and other documents may be accessed at our website address: www.redmountainresources.com or by contacting the SEC as described below in “Where You Can Find More Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Room at the address above. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.

Red Mountain Resources, Inc.

$150,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by us in connection with the offering described in this registration statement. All amounts are estimates except the registration and filing fees.

Expenses	Amount
Securities and Exchange Commission registration fee	$20,460
Trustees’ and transfer agents’ fees	(1)
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Engineering fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with a sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Red Mountain Resources, Inc. (the “Company”) is incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act (the “Florida Act”) and Article V of the Company’s by-laws permit the Company to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, Section 607.0850 of the Florida Act and Article V of the Company’s by-laws permit the Company to indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the Florida Act and the Company’s by-laws provide that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 607.0850 of the Florida Act and Article V of the Company’s by-laws permit the Company to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Florida Act and the Company’s by-laws prohibit indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the Company in the case of a suit by the Company or in a derivative suit by a stockholder or in a suit by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the Florida Act.

In accordance with the Company’s articles of incorporation, the Company shall, to the fullest extent permitted by the Florida Act, indemnify or advance expenses to any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company; or (iii) is or was serving at the request of the Company as an officer of another Company, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. In addition, the Company’s articles of incorporation provide that, unless otherwise expressly prohibited by the Florida Act, and except as otherwise provided in the previous sentence, the board of directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify each of its directors and officers to the fullest extent permitted by law. The bylaws further provide that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. In this regard, the Company has entered into separate indemnity agreements with each of its directors and officers to provide additional indemnification rights and protections to those persons. The Company maintains directors’ and officers’ liability insurance covering its directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy. There is no assurance that the Company will maintain liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 17, 2013.

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale Alan W. Barksdale Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan W. Barksdale and Michael Uffman, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan W. Barksdale Alan W. Barksdale	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2013
/s/ Michael Uffman Michael Uffman	Chief Financial Officer (Principal Financial Officer)	January 17, 2013
/s/ Hilda D. Kouvelis Hilda D. Kouvelis	Chief Accounting Officer (Principal Accounting Officer)	January 17, 2013
/s/ Randell K. Ford Randell K. Ford	Director	January 17, 2013
/s/ Richard Y. Roberts Richard Y. Roberts	Director	January 17, 2013
/s/ Lynden B. Rose Lynden B. Rose	Director	January 17, 2013
/s/ Paul N. Vassilakos Paul N. Vassilakos	Director	January 17, 2013

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement for Common Stock.
1.2**	Form of Underwriting Agreement for Preferred Stock.
1.3**	Form of Underwriting Agreement for Warrants.
1.4**	Form of Underwriting Agreement for Debt Securities.
2.1	Plan of Reorganization and Share Exchange Agreement, dated March 22, 2011, by and between Black Rock Capital, LLC and Red Mountain Resources, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 31, 2011).
2.2	Amendment to Plan of Reorganization and Share Exchange Agreement, dated June 17, 2011, by and among Red Mountain Resources Inc., Black Rock Capital, LLC and Black Rock Capital Shareholders (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2011).
2.3	Amendment to Plan of Reorganization and Share Exchange Agreement, dated June 20, 2011, by and among Red Mountain Resources Inc., Black Rock Capital, LLC and Black Rock Capital Shareholders (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2011).
3.1	Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).
3.2	Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).
3.3	Articles of Correction for Red Mountain Resources (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).
3.4	By-Laws of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).
4.1	Specimen Certificate of Common Stock of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012).
4.2	Form of Warrant to Purchase Shares of Common Stock of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S- 1 (File No. 333-178310), filed with the SEC on December 2, 2011).
4.3*	Form of Senior Indenture.
4.4*	Form of Subordinated Indenture.
4.5**	Form of Specimen of Senior Debt Security.
4.6**	Form of Specimen of Subordinated Debt Security.
4.7**	Form of Warrant Agreement.
4.8**	Form of Warrant (included in Exhibit 4.7).
4.9**	Certificate of Designation of Preferred Stock.
5.1***	Opinion of Akin Gump Strauss Hauer & Feld LLP.
5.2***	Opinion of Carlton Fields, P.A.
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Hein & Associates LLP.
23.2*	Consent of L J Soldinger Associates, LLC.
23.3*	Consent of Forest A. Garb & Associates, Inc.

23.4*	Consent of Lee Engineering.
23.5*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in legal opinion filed as Exhibit 5.1).
23.6*	Consent of Carlton Fields, P.A. (included in legal opinion filed as Exhibit 5.2).
24.1*	Power of attorney (included on signature page).
25.1****	Statement of Eligibility of Trustee on Form T-1 with respect to indenture.

*	Filed herewith.
**	To be filed by amendment or on Form 8-K at a later date in connection with a specific offering of securities.
***	Filed herewith. Unconditional opinions will be filed by amendment or on Form 8-K at a later date in connection with a specific offering of securities.
****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.